LEASE AGREEMENT

        THIS LEASE is made and entered into as of the 13th day of December 2001 by and between 847 MAIN STREET, LLC having offices at 4 Centre Drive, Orchard Park, New York 14127 (hereinafter referred to as "Landlord"); and, MINRAD, INC. having offices at 847 Main Street, Buffalo, New York 14203 (hereinafter referred to as "Tenant").

WITNESSETH:

        WHEREAS, Landlord is the equitable owner of certain land and a building located at 847 Main Street, Buffalo, New York (hereinafter referred to as the "Building");

        WHEREAS, Tenant desires to take and hire from Landlord and Landlord desires to demise and lease to Tenant a portion of the Building together with the improvements located thereon subject to the terms and conditions hereinafter stated:

        NOW, THEREFORE, in consideration of the foregoing premises and of the covenants and agreements hereinafter set forth, the Landlord and Tenant do hereby covenant and agree as follows:

        1.     Demised Property. Landlord does hereby demise and lease to Tenant, its successors and assigns, and Tenant does hereby take and hire from Landlord, the floor space located on the first floor of the Building aggregating 17,480 square feet of office (and warehouse), space all as set forth on the floor plan attached hereto as Exhibit A and made a part hereof and all the improvements located thereon and all easements, rights of way and other appurtenances (hereinafter referred to as the "Leased Premises").

        2.     Warranty of Title. Landlord warrants to Tenant that it has a good and legal right to execute and deliver this Lease and to grant and convey to Tenant the leasehold estate herein provided for the term, at the property, and upon the conditions herein set forth without any consents or approvals, other than the Erie County Industrial Development Agency (the "ECIDA"). The Landlord also warrants and agrees to defend the title to the Building and the Leased Premises and covenants that Tenant, so long as it shall not be in default hereunder, shall peaceably and quietly have, hold, and enjoy the Leased Premises for the full term.

        3.     Warranty of Compliance. Landlord hereby warrants and represents to Tenant that on the Commencement Date, (as defined herein), the Building shall be in full compliance with all material laws, ordinances, codes and regulations of the Governmental Authorities (as hereinafter defined) and insurance rating bureaus having jurisdiction (including, without limitation, zoning and building codes) and shall not violate the rights of any third parties. As used in this Lease the term "Governmental Authorities" shall mean the United States, State of New York and any political subdivision thereof, and any agency, department, commission, board, bureau or instrumentality of any of them.

        4.     Term. The initial term of this Lease shall be five (5) years commencing on and including December 13, 2001. Tenant shall have the option to extend this Lease, at a base rental for the entire extension term of a five (5%) increase per square foot, for one (1) period of five (5) years. The option to extend this Lease for such period shall be exercised in writing by Tenant not later than ninety (90) days prior to the expiration of the initial term. In the event the option is exercised, all references herein to the lease term, other terms of the lease, occupancy hereunder and like words shall be deemed to refer to the term of the lease as so extended and no new lease agreement need be executed and delivered to evidence the lease agreement between Landlord and Tenant.

        5.     Fixed Rent. The fixed rent which shall be paid by Tenant during the initial term of this Lease shall be $11.10 per square foot or an aggregate of $193,980 per annum, payable at the rate of $16,165.00 per month with a "Late Charge" of 1.5% per month if the monthly rent is not received by the 10th day from the due date thereof. Notwithstanding the foregoing, no fixed rent shall be due or owing for the period from December 13, 2001 through and including December 31, 2001. The term "Lease Year" is defined to mean the twelve (12) calendar month period commencing on January 1, 2002 and each twelve (12) calendar month period thereafter. All rent payable hereunder shall be payable in advance in monthly installments to Landlord at its address hereinabove set forth, or to such other party or at such other place as the Landlord may from time to time in writing designate.

        6.     Deposit. Last months rent - due on or before January 15, 2002. Should the Tenant cause what constitutes an "Event of Default" as per Article 26(a)(i) of this Lease Agreement due to non-payment of base rent only, then the Tenant will automatically forfeit its deposit to the Landlord as compensation for the deposit amount. For any other "Event of Default", Landlord may apply deposit to cure defaults. Unused portion must be returned within 10 days of lease termination. For the purpose of this Lease, all deposit monies will be treated as pre-paid rent and no interest will be paid to Tenant.

        7.     Landlord Representations: Landlord represents and warrants that

                A.     The Leased Premises are zoned for Tenant's intended uses thereof.

                B.     The Building and the Leased Premises are currently in compliance with all applicable laws, rules, statutes, codes, rules, regulations, and the like, including, without limitation, the Americans with Disabilities Act of 1990, as amended.

                C.     Landlord is the lessee of the Building.

                D.     Landlord has the full right, power and authority to lease the Leased Premises to Tenant as provided in this Lease without any need for obtaining any consents or approvals from any party, including without limitation, any mortgagee's or other entities, other than the ECIDA.

                E.     This Lease and all documents to be executed pursuant hereto by Landlord are binding upon and enforceable against Landlord in accordance with their respective terms.

                F.     The transaction contemplated hereby will not result in a breach of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, or other agreement to which Landlord or the Building is subject or by which Landlord or the Building is bound.

        8.     Condition of Premises. Landlord agrees that the Leased Premises shall be connected to the electric and gas lines serving the Building and to the water and sewer system serving said municipality. Land warrants that when possession of the Leased Premises shall have been delivered to Tenant, the electrical, plumbing, heating, ventilation, air conditioning systems and related fixtures of such system in the building shall be adequate for the Leased Premises and the use thereof by Tenant, as herein provided, and in good working order and condition, normal wear and tear excepted. Tenant acknowledges that it will be responsible for its proportionate share, in the ratio that total square footage of floor space in the Leased Premises bears to the total square footage of floor space in the Building, deemed for the purpose of this Lease to be Fifty One (51%) percent, of all repairs, required subsequent to the expiration of the one-year warranty period, to such electrical, plumbing, heating, ventilation, air conditioning systems and related fixtures of such systems, and all necessary maintenance, repairs, alterations and replacements to such systems and related fixtures, irrespective of the cost thereof for common spaces. Tenant will also be responsible for any repairs or replacement of windows and electrical, plumbing, heating, ventilation, air conditioning systems and related fixtures of such systems which are for the sole benefit of the Leased Premises, unless such repairs or replacements are caused by the negligence of the Landlord or its agents or employees. It is understood that the foregoing relates to repairs and maintenance, not replacement of entire HVAC systems. Tenant shall also be responsible for cleaning and maintaining the Leased Premises, including the redecorating of any interior surfaces and the installation of any replacement floor coverings, which Tenant desires. Landlord will be responsible for all repairs to the structure including the roof of the Building, irrespective of the cost thereof.

        9.     Utilities. Tenant shall be responsible for paying for all charges for gas, electricity, water, sewerage, trash disposal, and telephone or other communications services used, rented or supplied to Tenant upon, on or in connection with the Leased Premises, and shall indemnify Landlord against any liability or damages on such account. Charges for electricity and light shall be separately metered and assessed. Charges for gas, water and sewerage and the cost of utilities for heat, ventilation and air conditioning system shall be allocated to Tenant based upon Tenant's proportionate share of such charges in the ratio that total square footage of floor space in the Leased Premises bears to the total square footage of floor space in the Building, deemed for the purposes of this lease to be Fifty One (51%) percent.

        10.     Common Area Use and Maintenance.

                    (a)     For purposes of this Lease, the term "Common Areas", if any, shall mean the floor space of the Building to be used as hallways or entrances by all Tenants of the Building, their employees, agents and customers; the Board Room; the kitchen area; and all entrances to any vestibules of the Building. Landlord may not unreasonably reduce or diminish the Common Areas. If another Tenant leases any portion of the warehouse, Landlord must install a curtain wall to separate Tenant's space.

                    (b)     Landlord grants Tenant a nonexclusive easement to use the Common Areas, if any, and to permit Tenant's customers, employees, invitees, agents and contractors to use the Common Areas. This easement may be exercised in common with the other occupants of the Building and their respective customers, employees and invitees.

                    (c)     Landlord further agrees to provide, operate, repair, replace and maintain during the term of this Lease and any extensions thereof, all of the Common Areas, if any, and maintain lighting facilities sufficient to provide reasonably adequate and continuous lighting throughout all Common Areas; to keep the Common Areas free of obstruction, clear of debris and in a clean condition for the entire term of this Lease and any extension thereof; to keep all entrances to the Building secure from any entry from the outside of such building after 6:00 p.m. each day; and to provide and maintain at each public entrance, if any, to the Building a directory of the Tenants therein and their locations. The Landlord shall keep all Common Areas lighted during normal office hours. Tenant shall have twenty-four hour, seven day a week access to Premises and Common Area.

        11.     Parking Lot Use, Landscaping and Maintenance. Landlord will at all times during the term of this Lease (i) permit free parking by Tenant, its customers, employees, invitees, agents and contractors in a designated area in the parking lot sufficient to contain Thirty seven (37) automobiles, located adjacent to or near the Building, (ii) maintain adequate illumination of the parking area during all twilight and night hours, (iii) maintain and keep the parking area in good condition with a hard-top surface pavement with adequate striping, (iv) maintain and keep the parking area in an orderly and clean manner, including the removal of snow and ice and any trash, rubbish or debris which accumulates on and around such area, (v) maintain and keep the lawn mowed and maintain landscaping, if any.

        12.     Operating Costs. Tenant agrees to pay as additional rent during the term of this Lease upon receipt of written notice, together with copies of paid bills, from Landlord, Tenant's proportionate share in the ratio that total square footage of floor space in the Leased Premises bears to the total square footage of floor space in the Building, deemed for the purposes of this Lease to be Fifty One (51%) percent, of the following operating costs relating to the Building: utilities as specified in Section 9 hereof, not charged directly to Tenant; fire and liability insurance premiums as specified in Sections 17 & 18, repair and maintenance of the parking lot and sidewalks as specified in Section 11; real property taxes and assessments as specified in Section 14; and all cleaning and maintenance of the Common Areas, as specified in Section 10.

        13.     Exclusions from Operating Costs: The following items shall be excluded from Operating Costs, notwithstanding anything to the contrary contained in the Lease:

                    (i)     any expense to the extent to which Landlord is compensated by insurance or by any manufacturer's warranty;

                    (ii)     any executive salary above the grade of superintendent or Building Manager;

                    (iii)     costs of leasehold improvements made by Landlord in the Leased Premises or in other space in the Building leased to Tenant or other tenants;

                    (iv)     any particular charge or expense (rather than a category of charge or expense) which is specifically payable by Tenant or another tenant in the Building;

                    (v)     brokerage commissions;

                    (vi)     mortgage principal and interest and financing charges which are secured by a mortgage or other encumbrance against the title to the Building;

                    (vii)     depreciation and amortization of Landlord's initial acquisition and construction costs for the Building and Landlord's initial acquisition and construction costs for any future capital additions;

                    (viii)     legal fees of Landlord incurred in connection with the leasing of space in the Building, or incurred in connection with any disputes with tenants or other occupants of space in the Building, or in connection with the enforcement of any leases of space in the Building, or incurred in connection with refinancing indebtedness secured by the Building or incurred in connection with the sale of the Landlord's interest in the Building;

                    (ix)     advertising and marketing expenses;

                    (x)     costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering demised space (other than the common areas) for the exclusive use of less than all of the tenants of the Building;

                    (xi)     interest and penalties payable by reason of Landlord's failure to make timely payment of real estate taxes, unless Landlord is contesting such real estate taxes;

                    (xii)     property management fees paid to affiliates of Landlord, but only to the extent such fees are in excess of competitive market rates paid to other property managers of similar buildings;

                    (xiii)     any amount paid for products or services to a person or entity related to or affiliated with Landlord or Property Manager, or any of their respective partners or principals which is in excess of the fair market value of such services and products;

                    (xiv)     the cost of services provided exclusively to a single tenant of the Building;

                    (xv)     the costs of services provided to any single tenant which are in excess of the level of services typically provided to tenants of comparable office building in Buffalo, New York;

                    (xvi)     Landlord's general overhead expenses not related specifically to the Building;

                    (xvii)     costs of remedying any latent structural defects in the original construction of the Building;

                    (xviii)     the costs of investigating and remediating any environmental contamination, and all costs of defending, challenging and complying with any governmental orders requiring the remediation of any environmental contamination;

                    (xix)     the costs of bringing those aspects of the Building which Landlord is responsible for the repair of pursuant to this Lease into compliance with all applicable laws;

                    (xx)     alterations and improvements made by reason of any applicable laws or requirement of any governmental or quasi-governmental authority, insurance body or Landlord's insurer or any mortgagee;

                    (xxi)     the costs of making any repairs of alterations which Landlord is directed to make by notice from applicable governmental authority; and

                    (xxii)     the costs of any structural repairs, alterations, improvements or replacements, except to the extent amortized over the maximum useful life thereof.

        14.     Taxes and Obligations. Tenant shall be responsible to pay all applicable taxes on its trade fixtures and equipment. Landlord shall make all payments required to be made under the terms of any payment in lieu of tax arrangement and shall pay all applicable taxes, assessments (whether general or special) and other obligations which are or may become a lien on or levied against the Building and the Leased Premises as they may become due and payable during the term of Tenant's occupancy.

        Landlord, shall submit said notice and paid tax bills to Tenant within six (6) months after payment of such taxes by Landlord, and Tenant shall reimburse Landlord therefor within thirty (30) days after submission for Tenant's proportionate share of Fifty-One (51%) percent.

        15.     Exclusions from Real Estate Taxes: The following items shall be excluded from the real estate taxes which Tenant is responsible for reimbursing Landlord, set forth in Section 14 of the Lease, notwithstanding anything to the contrary contained in the Lease:

                    (i)     any corporation, franchise, income, estate, gift and inheritance taxes or charges imposed on rent or other similar taxes, charges or impositions which may be levied or assessed against Landlord, the fee owner, or their successor in title, or any real estate taxes or increases thereof resulting from a reassessment of all or any part of the Building as a result of the sale thereof or the construction of any improvements or additions thereon, other than improvements or additions constructed by or for the Tenant;

        16.     Relocation.

                    a)     Landlord may elect, in its sole and absolute discretion, at any time during the term of this Lease, to relocate Tenant to premises (the "Relocation Premises") which, unless otherwise agreed to by and between the Parties (i) constitute a comparable class II Facility, (ii) are not more or less than 10% of the size of the Leased Premises, (iii) contain warehouse, office, and storage space, conference rooms, wet chemistry lab, electronics lab with special flooring and controlled dust environment (Class 100,000 facility) machine shop, loading docks, parking areas and other common facilities fit-out similarly to the Leased Premises (in terms of floor plan, materials and style), and (v) are located within the City of Buffalo, the Towns of Orchard Park, East Aurora, or Boston, New York. Within sixty (60) days of receipt of Landlord's notice of such election ("Landlord's Relocation Notice"), Tenant may either accept or reject the proposed relocation (the "Proposed Relocation"). Tenant will be deemed to have rejected the Proposed Relocation if Tenant fails to notify Landlord of its election within such sixty (60) days.

                b)     If Tenant accepts the Proposed Relocation, Landlord and Tenant will promptly negotiate the terms and conditions of, and enter into, a lease of the Relocation Premises, which terms and conditions will be substantially similar to the terms and conditions of this Lease. The commencement of the new lease will be no less than sixty days following the date of Tenant's acceptance of the Proposed Relocation. Landlord will bear all costs and expenses in relocating Tenant from the Leased Premises to the Relocation Premises and in improving the Relocation Premises to enable Tenant to conduct its business therein and as otherwise required by this Lease.

                c)     If Tenant rejects the Proposed Relocation, then either party may, within ninety days of Landlord's Relocation Notice, terminate this Lease, effective ninety days later, without penalty or payment to or from one party to the other, except as otherwise provided for herein and except for the satisfaction of the lease obligations up to the date of termination.

                d)     The terms of this Section 16 will not apply to any proposed relocation(s) to premises not constituting Relocation Premises, as set forth above.

        17.     Fire Insurance. Landlord, at all times during the initial and extended terms hereof shall procure and keep in force, insurance on the Building including the Leased Premises, insuring the same against loss or damage by fire and such other hazards, casualties and contingencies as are customarily included under policies of fire insurance with extended coverage. The fire insurance shall be such amount as shall comply with the applicable co-insurance clause of such insurance policy but not less than full replacement cost of the insured property. Such insurance shall further contain an agreement by the insurance company that the policy or policies will not be canceled or the coverage changed without thirty (30) days prior written notice to Landlord. Landlord covenants that it will notify Tenant of any cancellation notice promptly upon receipt of such notice. Landlord covenants that Tenant shall not be liable for damage to or destruction of the Leased Premises by any fire or other casualty from any cause whatsoever and Landlord shall obtain and maintain in effect, a waiver of subrogation in favor of Tenant from its fire and casualty insurer, a copy of which shall be delivered to Tenant. Tenant, at all times during the initial and extended term hereof, at its sole cost and expense, shall procure and keep in force, insurance on Tenant's property, insuring the same against loss or damage by theft, fire or such other hazards, casualties and contingencies as are customarily included under policies of fire and theft insurance with extended coverage. Tenant covenants that Landlord shall not be liable for damage to or destruction of Tenant's property by fire or other casualty from any cause whatsoever and Tenant shall obtain and maintain if effect, a waiver of subrogation in favor of Landlord from its fire and casualty insurer, a copy of which shall be delivered to Landlord. Tenant will not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Leased Premises which will contravene Landlord's hazards or which will prevent Landlord from procuring such policies in companies acceptable to Landlord.

        18.     Liability Insurance.

                (a)     Tenant shall defend Landlord against, and shall be responsible for, and shall save Landlord harmless from and against, any and all claims for damages or persons or property resulting from or rising out of Tenant's occupancy of the Leased Premises throughout the term of this Lease. Tenant, at all times during the term hereof, at its sole cost and expense, shall procure, or cause to be procured, and keep in force comprehensive liability insurance, including personal injury and property damage, insuring against all claims and liability arising out of the use or occupancy of the Leased Premises by Tenant, with limits of liability of not less than Two Million Dollars ($2,000,000.00). The policy or policies of insurance shall be in standard form and shall name Landlord therein as an additional insured, together with Tenant, and shall be issued by insurers acceptable to Landlord. Premiums for all policies of insurance herein referred to and all renewals thereof shall be paid by Tenant on or before the beginning date of the next annual policy or renewal period and, if so required, certificates thereof shall be furnished to Landlord by Tenant promptly upon the issuance of each such policy or renewal thereof.

                (b)     Landlord, at all times during the term hereof, shall procure or cause to be procured, and keep in force comprehensive liability insurance, including personal injury and property damage, covering the parking area, the Common Areas and all other public areas in and around the Building with limits of liability of not less than Two Million Dollars ($2,000,000.00). The policy or policies of insurance shall be standard form and shall name Tenant therein as an additional insured, together with Landlord, and shall be issued by insurers acceptable to Tenant. Premiums for all policies of insurance herein referred to and all renewals thereof shall be paid by Landlord on or before the beginning date of the next annual policy or renewal period and, if so requested, certificates thereof shall be furnished to Tenant by Landlord promptly upon the issuance of each such policy or renewal thereof.

        19.     Signs and Advertising. Upon the prior written consent and approval of Landlord, which approval shall not be unreasonably withheld, Tenant may erect such signs on or about the Leased Premises or the improvements thereof as shall conform to applicable governmental ordinances.

        20.     Ordinances. In the event any public authority shall require correction of violations of any statute, ordinance, regulation, or building code, corrections shall be made by Landlord at Landlord's expense except as to such violations arising from any alterations or additions made by Tenant, in which event Tenant's violations shall be corrected by Tenant at Tenant's expense. Tenant shall comply with all statutes, ordinances and regulations of government authorities now in effect or hereafter enacted relating to any alterations or improvements made by it, keeping the Leased Premises in an orderly condition, for conducting Tenant's business thereon.

        21.     Subletting and Assigning.

                (a)     Tenant may not (except as hereinafter stipulated) assign this Lease and/or sublet the Leased Premises, or any part thereof, without in each instance obtaining the written permission of Landlord, which permission shall not be unreasonably withheld. Tenant may, without Landlord's permission, assign this lease and/or sublet the Leased Premises, or any part thereof, to an affiliated, subsidiary, reorganized corporation or any organization which acquires a majority of the shares or assets of the Tenant, a successor entity or the parent or parents of Tenant for any purpose permitted hereunder, provided, however, that written notice of such assignment or sublease shall be given to the Landlord. No assignment or subletting shall relieve Tenant of the obligations imposed upon it by the terms of this Lease.

                (b)     Landlord reserves the right to transfer and/or assign this Lease at any time while this Lease is in effect. Tenant will be provided with written notice that such an assignment has occurred. Upon such transfer, the Landlord, will have no further obligation or liability to the Tenant.

        22.     Destruction of Building by Fire or Other Casualty. In the event of a partial destruction of the Leased Premises, whether by fire, unavoidable casualty, act of God, or otherwise, the Landlord shall forthwith repair the same, provided such repairs can be made within one hundred eighty (180) days; said partial destruction shall in no way annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of rent from the time of the casualty until such repairs are fully completed, such proportionate reduction to be based upon the extent to which the damage and making of such repairs shall interfere with the business carried on by Tenant in the Leased Premises; if the Leased Premises are totally destroyed or rendered substantially untenantable by any fire, unavoidable casualty, act of God or otherwise, and thereby rendered unfit for use, then and in that event, this Lease shall terminate and the Tenant shall be relieved of any further rental payments provided for herein from the date of such destruction.

        23.     Environmental. Notwithstanding any other provision of this Lease or any addendum to the contrary, Landlord shall hold Tenant harmless and shall defend and indemnify Tenant, its subsidiaries and their respective officers and employees, except due to Tenant's own act, fault or negligence, from and against any liability, claim, expense, cause of action, fines, judgments, settlements, remediation costs, penalties, losses or damages whatsoever of any kind or nature (including reasonable attorney's fees) resulting or arising from (1) the presence or suspected presence, in the Building, of any hazardous or toxic wastes, substances or emissions, (2) any violation of any federal, state or local Law governing underground storage tanks, PCB's, asbestos or hazardous substances on or in the Building or on the Building, and (3) any injury, including death, to any person or property damage resulting therefrom. Environmental conditions shall include, without limitation, regulated, hazardous or toxic wastes, substances or emissions. This Paragraph shall survive the expiration or termination of this Lease.

        24.     Alterations. Tenant shall not make any structural improvements or additions costing in excess of $5,000.00 in each instance in or to the Leased Premises without the prior written consent and approval of Landlord. Such consent not to be unreasonably withheld. Tenant may make any other improvements or additions without Landlord's consent.

        25.     Use and Occupancy. Tenant, at all times during the term of this Lease, shall have sole and exclusive control and right of use and occupancy of the Leased Premise and all improvements thereon, including the right to restrict access to the Leased Premises for security purposes. Landlord, or its representatives, shall have the right, however, to enter the Leased Premises, at any reasonable time, after reasonable notice, for the purpose of inspection of the Leased Premises or performing any work which Landlord elects to undertake or is required to perform under the provisions of this Lease. Tenant shall use the Leased Premises solely for the purpose of development and sale of medical devices and for lawful uses related thereto and for no other purpose without the prior written consent of Landlord; but Tenant shall not use or occupy or permit the Leased Premises to be used or occupied, nor do or permit anything to be done on the Leased Premises, which is unlawful or which shall make void or voidable the appropriate insurance then contemplated by this Lease to be in force, or which will constitute a public or private nuisance.

        26.     Events of Default/Remedies & Damages/Waiver.

                (a)     The following shall constitute Events of Default:

                        (1)     In the event Tenant shall be in default in the payment of any rent, additional rent or charges required to be paid by Tenant (a "Payment") to Landlord under this lease and Tenant fails to pay any such payment within three (3) days of its due date.

                        (2)     In the event Tenant shall be in default in the performance of any other covenants, terms, conditions, provisions, rules and regulations of this Lease excepting those items listed in the above section (a) above (a "Non-Monetary Default") and if such Non-Monetary Default is not cured within twenty (20) days after written notice thereof given by Landlord, excepting such Non-Monetary Default that cannot be cured completely within such twenty (20) day period providing Tenant, within such twenty (20) day period, has promptly commenced to proceed with diligence and in good faith to remedy such Non-Monetary Default.

                        (3)     Subject to Section 365 of the Bankruptcy Reform Act of 1978 as amended, in the event of the filing of a petition proposing the adjudication of Tenant as a bankrupt or insolvent or the reorganization of Tenant or an arrangement by Tenant with its creditors, whether pursuant to the Federal Bankruptcy Act or any similar federal or state proceeding and such action is not dismissed within sixty (60) days after the date of its filing.

                (b)     Remedies and Damages

                        (i)     If any Event of Default occurs, Landlord may, at its option and in addition to any and all other rights or remedies provided Landlord in this Lease or at law or equity, immediately, or at any time thereafter, and without demand or notice (except as provided herein:

                                (a)     without waiving the Event of Default, apply all or part of the security deposit, if any, to cure the Event of Default and Tenant shall on demand restore the security deposit to its original amount;

                                (b)     without waiving such Event of Default, apply thereto any overpayment of rents to curing the Event of Default in lieu of refunding or crediting the same to Tenant;

                                (c)     if the Event of Default pertains to work or other obligations (other than the payment of rent or additional rent) to be performed by Tenant, without waiving such Event of Default, enter upon the Leased Premises and perform such work or other obligation, or cause such work or other obligation to be performed, for the account of Tenant; and Tenant shall on demand pay to Landlord the cost of performing such work or other obligation plus five percent (5%) thereof as administrative costs;

                                (d)     Landlord, without giving Tenant any notice and without affording Tenant an additional opportunity to cure the default, may terminate this Lease.

                        (ii)     Notwithstanding any termination of this Lease or termination of Tenant's rights to possession, Tenant shall pay and be liable for (on the days originally fixed herein for the payment thereof) the several installments of rent and additional rent as and when due, as if this lease had not been terminated and as if Landlord had not entered and whether the Leased Premises are relet or remain vacant in whole or in part, but in the event the Leased Premises is relet by Landlord, Tenant shall be entitled to a credit in the net sum of rent and additional rent received by the Landlord in reletting after deduction of all expenses (other than fit out or remodeling) incurred in reletting the Leased Premises, and in collecting such rents and additional rent.

                        (iii)     In the event of a reletting, Landlord may apply the rent therefrom first to the payment of Landlord's reasonable expenses including but not limited to attorney's fees incurred, reasonable expense of reletting, repairs, brokerage fees, subdividing and then to the payment of rent and all other sums due from Tenant hereunder, and Tenant shall remain liable for any deficiency.

            (c)     Waiver of Rights of Redemption.

                            Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant's being evicted or dispossessed for any cause, or in the event of Landlord's obtaining possession of the Leased Premises by reason of the violation, by Tenant, of any of the covenants or conditions of this Lease, or otherwise.

        27.     Waiver. Failure of either party to insist upon strict performance of any covenant or condition of this Lease in any one or more instances shall not be construed as a waiver for the future of any such covenant or condition, but the same shall be and remain in full force and effect. It is further specifically agreed that in the event that at any time, or from time to time during the term, a default shall exist under any of the provisions of this Lease, the payment by Tenant to Landlord or the acceptance or receipt by Landlord from Tenant of any one or more installments of rent while such default exists, shall not constitute a waiver of such default and shall not alter, limit, or otherwise adversely affect any of the rights of the Landlord or Tenant with respect to such default including the right to terminate this Lease, and acceptance of such rental by Landlord after termination shall not be deemed an election by Landlord waiving such termination. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment, as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

        28.     Condemnation. In the event during the term of this Lease or any extension thereof, the entire Leased Premises are acquired by the exercise of the power of eminent domain, or so much thereof as shall render the same not reasonably suitable to Tenant's uses, this Lease shall terminate at the time possession must be surrendered, and the Tenant shall be relieved of all future rental payments provided for herein. Tenant shall not share in any condemnation award, but may recover for its relocation costs, if any such costs are awarded.

        29.     Subordination. This Lease shall be subject and subordinate at all times to the lien of any mortgage or deed of trust which may now be or hereafter may be made a lien on the Leased Premises by Landlord or its assigns. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant will, nevertheless, execute such further instruments subordinating the Lease to the lien of any such mortgage or deed of trust as may be reasonably required by the lender, provided, however, and notwithstanding anything herein contained to the contrary, that as long as the said Tenant, its successors and assigns, shall fully perform the covenants and conditions contained herein, including the payment of all rentals hereunder, it shall have the right to peaceably occupy and possess the Leased Premises under this Lease without interruption or disturbance by the purchaser at a foreclosure sale.

        30.     Holding Over. Landlord shall give Tenant at least thirty (30) days prior written notice if Landlord shall expect or demand that Tenant vacate the Leased Premises upon the expiration of this Lease or any renewal thereof.

        If Tennant should continue to occupy the Leased Premises without having exercised its option to renew (if any) or without an Agreement in writing as to the terms of such continued possession, then such additional tenancy shall be on a month-to-month basis at 150% of the previous existing rental and under the same terms and conditions as provided in this Lease or the renewal thereof. In case of such continued possession, the month-to-month tenancy thereby may be canceled at the end of any calendar month by not less than thirty (30) days prior written notice from either party.

        31.     Notices. Any notice to Landlord provided for herein shall be deemed to have been served only when such notice in writing addressed to Landlord, or to the party to whom rent was last paid, has been deposited in a regular receptacle of the U.S. Postal Service by registered or certified mail, addressed to the address hereinabove set forth. Any notice to Tenant as provided for herein shall be deemed to have been served only when such notice in writing has been deposited in a regular receptacle of the U.S. Postal Service by registered or certified mail addressed to Tenant at the Leased Premises.

        32.     Captions. The captions appearing at the beginning of each of the sections of this Lease are for reference only and are not to be considered a part of this Lease.

        33.     Binding. This Lease shall inure to the benefit of and be binding upon the heirs, devisees, executors, administrators, successors and assigns of the parties hereto.

        34.     Modification. This Lease constitutes the whole agreement between the parties. There are no terms, obligations, covenants, or conditions other than contained herein. No modification or variation hereof shall be deemed valid unless evidenced by an agreement in writing and signed by the duly authorized representatives of the respective parties.

        35.     Recording. Tenant may in its discretion cause a memorandum of this Lease to be recorded in the Office of the Clerk of Erie County, State of New York. Landlord will, upon request, execute and deliver such a memorandum, upon request.

        36.     Quiet Enjoyment. Landlord covenants that for so long as Tenant is not in default hereunder, Tenant shall quietly enjoy the Leased Premises.

        37.     Situs. This Lease Agreement shall be governed by the laws of the State of New York as the same may exist during the term hereof.

        38.     ECIDA Required Provisions. The following provisions are required by the Erie County Industrial Development Agency to be included in all subleases, and are agreed to by Landlord and Tenant:

                (a)     The Premises have been or will be acquired by the Erie County Industrial Development Agency (the "Agency") and will be leased by the Agency to 847 Main Street, LLC (the "Sublessor") pursuant to a lease agreement dated as of July 1, 1997 (the "Agency Lease Agreement")

                (b)     The Subleasee (hereinabove previously referred to as "Tenant") shall operate the Leased Premises as defined in New York State Industrial Development Agency Act (Title 1 of Article 18-A of the General Municipal Law), as amended, and Chapter 293 of the 1970 Laws of New York, as amended.

                (c)     The Subleasee shall furnish to the Agency, upon request, such information as the Agency shall reasonably request regarding the Leased Premises and employment by the Subleasee (past, present, and future) at the Leased Premises.

                (d)     Neither the Subleasee, nor any interest therein, shall be assigned, modified or amended without the prior written consent of the Agency, as set forth in the Agency Lease Agreement. Any of the foregoing notwithstanding, to the extent the Subleasee is permitted to sub-sublease the demised premises or assign its interest in the Sublease without the prior written consent of the Subleasor, no consent of the Agency shall be required provided that any sub-sublease or assignment is to, Agency ownership of the Premises.

                (e)     The Subleasee and Subleasor represent, warrant and covenant that facilities or property that are primarily used in making retail sales to customers who personally visit such facilities constitute less than on-third of the total cost of the project, as that term is defined in the Agency Lease Agreement. For purposes of this paragraph 8, retail sales shall mean: (i) sales by a registered vendor under Article 28 of the Tax Law of the State of New York primarily engaged in the retail sale of tangible personal property, as defined in Section 1101 (b) (4) (I) of the Tax Law of the State of New York; or (ii) sales of a service to such customers.

                (f)     Except as is otherwise provided by collective bargaining contracts or agreements, new employment opportunities created by the Subleasee at the Premises shall be listed by the Subleasee with the New York State Department of Labor Community Services Division, and with the administrative entity of the service delivery area created by the Federal Job Training Partnership Act (P.L. NO. 97-300) in which the Premises are located. Except as is otherwise provided by collective bargaining contracts or agreements, the Subleasee agrees, where practicable, to first consider persons eligible to participate in the Federal Job Training Partnership (P.L. NO. 97-300) programs who shall be referred by administrative entities of service delivery areas created pursuant to such act or by the Community Services Division of the New York State Department of Labor for such new employment opportunities.

[Remainder of page intentionally left blank. Next page is the signature page.]

        IN WITNESS WHEREOF, Landlord and Tenant have each caused this Lease Agreement to be executed and delivered, all as of the day and year first above written.

Landlord 847 MAIN STREET, LLC By: /s/ Peter Krog Its authorized officer	Tenant MINRAD, INC. By: /s/ John McNeirney Its authorized officer

Exhibit A
Floor Plan

Amendment No. 1 To Lease Agreement Dated December 13, 2001 between

847 MAIN STREET, LLC ("Landlord"),

and

MINRAD, INC. ("Tenant").

Effective As Of January 1, 2004

Background

        Landlord and Tenant are parties to a lawsuit pending in the County Court of the State of New York, County of Erie, entitled 847 Main Street, LLC v. MINRAD, Inc. Index No. I2003-11308 (the "Litigation"). The Litigation resulted from a dispute between Landlord and Tenant principally concerning Tenant's failure to pay certain fixed rents, additional rents and late charges. In order to settle the Litigation, the parties are entering into this Amendment No. 1 to the Lease Agreement dated December 13, 2001 (the "Lease").

Amendment

        Now, therefore, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

A.     The Lease is hereby amended to substitute the following for Section 5 in its entirety:

        5.     Fixed Rent. The fixed rent which shall be paid by Tenant during the initial term of this Lease shall be $11.10 per square foot or an aggregate of $193,980 per annum, payable in six (6) bi-monthly installments at the rate of $32,330.00 with a "Late Charge" of 1.5% per month if the rent is not received by the 7th day from the due date thereof. The term "Lease Year" is defined to mean the twelve (12) calendar month period commencing on January 1, 2002 and each twelve (12) calendar month period thereafter. All rents are payable in bi-monthly installments of $32,330.00 which bi-monthly installments shall be paid by Tenant to Landlord one (1) month in advance at Landlord's address hereinabove set forth, or to such other party or at such other place as the Landlord may from time to time in writing designate. Therefore, rent payments are due as follows:

Amount	Period	Date Due
$32,330.00	January & February	December 1
$32,330.00	March & April	February 1
$32,330.00	May & June	April 1
$32,330.00	July & August	June 1
$32,330.00	September & October	August 1
$32,330.00	November & December	October 1

B.     The Lease is hereby amended to substitute the following for Section 26 in its entirety:

        26.     Events of Default / Remedies & Damages / Waiver.

                (a)     The following shall constitute Events of Default:

                        (1)     In the event Tenant shall be in default in the payment of any fixed rent, additional rent or charges required to be paid by Tenant (a "Payment") to Landlord under this Lease.

                        (2)     In the event Tenant shall be in default in the performance of any other covenants, terms, conditions, provisions, rules and regulations of this Lease excepting those items listed in the above section (a) above (a "Non-Monetary Default") and if such Non-Monetary Default is not cured within twenty (20) days after written notice thereof given by Landlord, excepting such Non-Monetary Default that cannot be cured completely within such twenty (20) day period providing Tenant, within such twenty (20) day period, has promptly commenced to proceed with diligence and in good faith to remedy such Non-Monetary Default.

                        (3)     Subject to Section 365 of the Bankruptcy Reform Act of 1978 as amended, in the event of the filing of a petition proposing the adjudication of Tenant as a bankrupt or insolvent or the reorganization of Tenant or an arrangement by Tenant with its creditors, whether pursuant to the Federal Bankruptcy Act or any similar federal or state proceeding and such action is not dismissed within sixty (60) days after the date of its filing.

        (b)     Remedies and Damages

                    (i)     If any Event of Default occurs, Landlord individually and/or by and through its agent (Duke, Holzman, Yaeger & Photiadis LLP) may, at its option and in addition to any and all other rights or remedies provided Landlord in this Lease or at law or equity, immediately, or at any time thereafter, and without demand or notice (except as provided herein):

                        (a)     without waiving the Event of Default, apply all or part of the security deposit, if any, to cure the Event of Default and Tenant shall on demand restore the security deposit to its original amount;

                        (b)     without waiving such Event of Default, apply thereto any overpayment of rents to curing the Event of Default in lieu of refunding or crediting the same to Tenant;

                        (c)     if the Event of Default pertains to work or other obligations (other than the payment of rent or additional rent) to be performed by Tenant, without waiving such Event of Default, enter upon the Leased Premises and perform such work or other obligation, or cause such work or other obligation to be performed, for the account of Tenant; and Tenant shall on demand pay to Landlord the cost of performing such work or other obligation plus five percent (5%) thereof as administrative costs;

                        (d)     issue a written notice declaring Tenant in monetary default for nonpayment of fixed rent, additional rent and/or late charges and providing Tenant with seven (7) days from the issuance of said written notice to cure all monetary default(s). In the event all monetary defaults are not cured within the seven (7) day cure period, Landlord may

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issue a written notice stating that the term of this Lease will expire on a date at least five (5) days thereafter, in which case the term of this Lease shall automatically expire on the date so fixed in such notice as fully and completely as if it were the date herein definitely fixed for the expiration of the term, and all right, title and interest of the Tenant hereunder shall thereupon cease and expire, and the Tenant shall thereupon quit and surrender the Leased Premises to Landlord, it being the intention of the parties hereto to create hereby a conditional limitation.

                            (ii)     Notwithstanding any termination of this Lease or termination of Tenant's rights to possession, Tenant shall pay and be liable for (on the days fixed herein for the payment thereof) the several installments of rent and additional rent as and when due, as if this Lease had not been terminated and as if Landlord had not entered and whether the Leased Premises are relet or remain vacant in whole or in part, but in the event the Leased Premises are relet by Landlord, Tenant shall be entitled to a credit in the net sum of rent and additional rent received by the Landlord in reletting after deduction of all expenses (other than fit out or remodeling) incurred in reletting the Leased Premises, and in collecting such rents and additional rent.

                            (iii)     In the event of a reletting, Landlord may apply the rent therefrom first to the payment of Landlord's reasonable expenses including but not limited to attorney's fees incurred, reasonable expense of reletting, repairs, brokerage fees, subdividing and then to the payment of rent and all other sums due from Tenant hereunder, and Tenant shall remain liable for any deficiency.

                (c)     Waiver of Rights of Redemption.

                        Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant's being evicted or dispossessed for any cause, or in the event of Landlord's obtaining possession of the Leased Premises by reason of the violation, by Tenant, of any of the covenants or conditions of this Lease, or otherwise.

C.     The Lease is hereby amended to substitute the following for Section 30 in its entirety:

        30.     Holding Over. Landlord shall give Tenant at least thirty (30) days prior written notice if Landlord shall expect or demand that Tenant vacate the Leased Premises upon the expiration of the term of this Lease or any renewal thereof, except under circumstances wherein Landlord terminates the Lease pursuant paragraph 26 of this Lease in which case the thirty (30) day notice provided for under this paragraph 30 shall not be required.

        If Tenant should continue to occupy the Leased Premises without having exercised its option to renew (if any) or without an Agreement in writing as to the terms of such continued possession, then such additional tenancy shall be on a month-to-month basis at 150% of the previous existing rental and under the same terms and conditions as provided in this Lease or the renewal thereof. In case of such continued possession, the month-to-month tenancy thereby may be canceled at the end of any calendar month by not less than thirty (30) days prior written notice from either party.

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D.     The Lease is hereby amended to substitute the following for Section 31 in its entirety:

        31.     Notices. Any notice to Landlord provided for herein shall be deemed to have been served only when such notice in writing addressed to Landlord, or to the party to whom rent was last paid, has been deposited in a regular receptacle of the U.S. Postal Service by registered or certified mail, addressed to the address hereinabove set forth. Any notice to Tenant as provided for herein, may be issued by Landlord and/or its agent (Duke, Holzman, Yaeger & Photiadis LLP) and shall be deemed to have been served only when such notice in writing has been deposited in a regular receptacle of the U.S. Postal Service by registered or certified mail addressed to Tenant at the Leased Premises.

E.     The Lease is hereby amended to add the following as Section 39 in its entirety:

        39.     Legal Fees. Tenant agrees to pay all fees, including reasonable attorney's fees and court costs, incurred by Landlord in connection with the enforcement of any provision of this Lease, including those incurred in connection with any summary proceeding seeking the removal of Tenant from the Leased Premises.

F.     Simultaneously with the execution of this Amendment, Tenant shall deliver to Landlord certified funds totaling $77,000.00 ($54,156.35 of which are currently being held in escrow) representing (i) the fixed rents due and owing to date, (ii) the additional rents due and owing to date, (iii) the late charges due and owing to date, and (iv) Landlord's legal fees incurred as a result of Tenant's defaults. Because this document is being executed subsequent to December 1, 2003, the parties agree that the bi-monthly fixed rent payment in the amount of $32,330.00 covering the period of January-February 2004 will be due and payable on January 1, 2003. All bi-monthly fixed rent payments thereafter will be made in accordance Section 5 of the Lease Amendment as provided herein.

G.     The parties hereby ratify, adopt and confirm that the Lease (as amended hereby) continues in full force and effect.

        IN WITNESS WHEREOF, this Amendment has been executed by the parties as of the date set forth above even though, for the convenience of the parties, it may be executed by either or both of them on some other date or dates.

December 11, 2003	847 MAIN STREET, LLC

By: ____/s/_Peter Krog_______________
Peter Krog, Managing Member

MINRAD, INC.

By: ____/s/ Kirk Kamsler_____________
Kirk Kamsler
Vice President, Commercial Development

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